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                                                                    Exhibit 11
                                                                    ----------


                  FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS AND
                  -----------------------------------------------------------
                                 FIRST UNION MANAGEMENT, INC.
                                 ----------------------------
                       STATEMENTS RE:  COMPUTATION OF PER SHARE EARNINGS
                       -------------------------------------------------
                             (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                    Years Ended December 31,
                                               ---------------------------------------------------------------
                                                 1993          1992          1991          1990          1989
                                               --------      --------      --------      --------      --------
Shares Outstanding (a):
 For computation of primary net
  income per share -
  Weighted average                              18,086        18,086        18,098        18,134        18,350
  Share equivalents - Options                       10            --            --            --           ---
                                               -------       -------       -------       -------       -------
      Adjusted shares outstanding               18,096        18,086        18,098        18,134        18,350
                                               =======        ======        ======        ======        =======
 For computation of fully diluted
  net income per share -
   Weighted average, without regard to,
      exercise under share option plans,
      or purchase of outstanding shares         18,086       18,086        18,133        18,184         18,385
   Assumption of exercise under share
      option plans                                  10           --            --            --              9
   Weighted average of outstanding
      shares purchased and retired                  --           --           (35)          (50)          ( 44)
                                               -------       ------        ------        ------        -------
                                                18,096       18,086        18,098        18,134         18,350
                                               =======       ======        ======        ======        =======
Net Income:

  Net income applicable to shares
      of beneficial interest (used
      for computing primary and
      fully diluted net income per
      share)                                   $13,984       $18,432       $18,236       $20,639       $30,004
                                               =======        ======        ======        ======        =======
  Net income per share of beneficial
   interest (a):
      Primary and fully diluted
        Income from operations                 $   .57       $   .70       $   .74       $   .88       $   .94
        Capital gains                              .27           .32           .27           .26           .69
                                               -------       -------       -------       -------       -------
        Income before extraordinary
         loss from early
         extinguishment of debt                    .84          1.02          1.01          1.14          1.63

      Extraordinary loss from early
         extinguishment of debt                    .07            --            --            --            --
                                               -------       -------       -------       -------       -------
      Net income                               $   .77       $  1.02       $  1.01       $  1.14       $  1.63
                                               =======       =======       =======       =======       =======

(a) The shares of beneficial interest and per share data have been restated for a 4% share dividend declared December 5, 1990 and distributed February 1, 1991.
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